EXHIBIT 99.1

News Release NewBridge Bancorp • P.O. Box 18807 Greensboro, NC 27419
For Immediate Release
CONTACT:      Michael W. Shelton, EVP & CFO; 336-369-0900

NEWBRIDGE BANCORP, ANNOUNCES THIRD QUARTER DIVIDEND
     GREENSBORO, N.C., August 23, 2007 — At its meeting on August 22, 2007, the Board of Directors of NewBridge Bancorp, parent company of Lexington State Bank (“LSB”) and FNB Southeast (“FNB”), declared a quarterly cash dividend of $.17 per share of common stock, payable on October 15, 2007, to shareholders of record on October 1, 2007.
     Common stock of NewBridge Bancorp is traded on the Global Select Market of the Nasdaq Stock Market, LLC and is quoted under the symbol NBBC. Additional information about LSB and FNB is available on their respective websites at www.lsbnc.com and www.fnbsoutheast.com.
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Information in this press release contains forward-looking statements. These statements are identified by words such as “expects,” “anticipates,” “should,” or other similar statements about future events. These forward-looking statements involve estimates, assumptions by management, risks, and uncertainties that could cause actual results to differ materially from current projections, including without limitations, the effects of future economic conditions, legislative and regulatory changes, and the effects of competition. Additional factors that could cause actual results to differ materially from those anticipated by forward- looking statements are discussed in NewBridge Bancorp’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. NewBridge Bancorp undertakes no obligations to revise these statements following the date of this news release.